Exhibit 10.111

REPAYMENT GUARANTY

THIS REPAYMENT GUARANTY (this “Guaranty”) is made as of May 9, 2007, by KENNEDY-WILSON, INC., a Delaware corporation, and KWI PROPERTY FUND I, L.P., a Delaware limited partnership (individually and collectively, “Guarantor”) in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the “Lenders” pursuant to the Loan Agreement described below (in such capacity, “Administrative Agent”) and in favor of each party that now or hereafter is bound under the Loan Agreement as a “Lender” (referred to herein individually as a “Lender” and collectively as the “Lenders”).

1.             Except as otherwise provided in this Guaranty, initially capitalized terms used in this Guaranty without definition are defined in that certain Construction Loan Agreement of even date herewith by and between Fifth and Madison LLC, a Delaware limited liability company (“Borrower”), Administrative Agent and Lenders (the “Loan Agreement”).

2.             In order to induce Administrative Agent and Lenders to enter into the Loan Agreement and to induce Lenders to loan to Borrower (whether acting on behalf of itself or any estate created by the commencement of a case under Title 11 United States Code or any successor statute thereto (the “Bankruptcy Code”) or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower’s property or similar Person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding) the sum of $63,574,000.00 (the “Loan”), evidenced by one or more secured promissory notes (collectively, the “Notes”), in the aggregate principal amount of $63,574,000.00, each now or hereafter executed by Borrower and payable to the order of one or more Lenders, Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent and Lenders and to their successors, endorsees and/or assigns, the full and prompt payment of the principal sum of the Notes in accordance with their terms when due, by acceleration or otherwise, together with all interest accrued thereon, when due under the terms of the Notes, and any and all other sums of money that become owing by Borrower to Lenders under the Notes, Loan Agreement or any other “Loan Document” as such term is defined in the Loan Agreement (which Notes, Loan Agreement and other “Loan Documents” are also collectively referred to herein as the “Loan Documents”), The obligations guaranteed pursuant to this Section 2 are hereinafter referred to as the “Guaranteed Obligations.”

Notwithstanding the foregoing, Guarantor’s obligations hereunder shall in no event exceed an amount equal to twenty-five percent (25%) of the principal amount of the Loan outstanding on the date the Notes become due and payable in full, whether at maturity or by acceleration or otherwise, plus twenty-five percent (25%) of any additional principal sums disbursed by Administrative Agent and Lenders thereafter (the “Guaranteed Principal  Amount”), plus 100% of (a) attorneys’ fees and collection costs and all other sums other than principal owing on the Loan and (b) any deficiency, loss or damage suffered by Lender because of: (1) Borrower’s commission of a criminal act, (2) the failure to comply with provisions of the Loan Documents prohibiting the sale, transfer or encumbrance of the Project; (3) the misapplication by Borrower of any funds derived from the Project, including security deposits, insurance proceeds, condemnation awards, rental income or other income arising with respect to the Project; (4) Borrower’s commission of waste; (5) Borrower’s removal of collateral from the Project without replacement, (6) Borrower’s violation of law; (7) losses, expense or liability relating to the presence of hazardous or toxic materials on the Project; (8) the fraud or intentional misrepresentation by Borrower made in or in connection with the Loan Documents or the Loan; (9) Borrower’s voluntary or involuntary filing, or the filing against Borrower by any party, of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by Borrower not dismissed within 180 days; (10) Borrower’s interference with Lender’s enforcement proceedings; or (11) Borrower’s collection of rent more than one month in advance.

Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Lender to Borrower in excess of the Guaranteed Principal Amount. in no event shall the Guaranteed Principal Amount be reduced as a result of (a) Lender’s foreclosure or acceptance of a deed in lieu of foreclosure with respect to any collateral securing the Loan, or (b) Guarantor’s payment of the Loan or any portion thereof prior to the date when the entire Loan becomes due and payable in full, whether at maturity or by acceleration or otherwise. The agreement of Lender to the foregoing limitation on Guarantor’s liability shall in no way be deemed to limit or restrict the right of Lender to apply any sums paid by Guarantor to any portion of the Loan.

The indebtedness guaranteed by Guarantor hereunder shall be deemed to be the last indebtedness which remains outstanding under the Loan Documents after the application of payments received from Borrower and the application of proceeds received from the foreclosure of the Deed of Trust and other liquidation of any collateral for the Loan (subject to the above limitations on the maximum amount of principal indebtedness guaranteed hereby), and Guarantor may not claim or contend so long as any such indebtedness remains outstanding that any payments received by Lender from Borrower or otherwise, or proceeds received by Lender on the liquidation of the Project, shall have reduced or discharged Guarantor’s liability or obligations hereunder. Nothing contained in this paragraph shall be deemed to (i) limit or otherwise impair any of the waivers or agreements of Guarantor contained in this Guaranty or (ii) require Lender to proceed against Borrower, any collateral or any other Guarantor before proceeding against any particular Guarantor (any such requirement having been specifically waived).

3.

(a)           Guarantor waives any and all rights of subrogation, reimbursement, indemnification and contribution, and any other rights and defenses that are or may become available to Guarantor, including, without limitation, any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations or to any other guarantor of any of the Guaranteed Obligations with respect to such guarantor’s obligations under its guaranty, in either case, pursuant to the antideficiency or other laws of this state limiting or discharging the principal’s indebtedness or such other guarantor’s obligations; and

(b)           Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things:

(i)            Administrative Agent and Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower;

(ii)           If Administrative Agent or any Lender forecloses on any real property collateral pledged by Borrower:

(A)          The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price;

(B)          Administrative Agent and Lenders may collect from Guarantor even if Administrative Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property; and

(c)           Guarantor waives all rights and defenses arising out of an election of remedies by Administrative Agent or Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower, and even though that election of remedies by Administrative Agent or Lenders has destroyed Guarantor’s rights of contribution against another guarantor of any of the Guaranteed Obligations.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 3.

4.             Guarantor represents and warrants to Administrative Agent and Lenders that Guarantor has a financial interest in Borrower or is otherwise affiliated with Borrower. In that regard, Guarantor agrees that Administrative Agent’s and Lenders’ entering into the Loan Agreement and Lenders’ agreement to make the Loan to Borrower is of substantial and material benefit to Guarantor and further agrees as follows:

(a)           Guarantor shall continue to be liable under this Guaranty and the provisions hereof will remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between Borrower and Administrative Agent or their respective successors and assigns, with respect to the Loan Documents or the obligations encompassed thereby, including, without limitation, the Guaranteed Obligations, (ii) Administrative Agent’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof, (iii) any discharge or release of Borrower or any other guarantor from any liability with respect to the Guaranteed Obligations, (iv) any discharge, release, exchange or subordination of any real or personal property then held by Administrative Agent or any Lender as security for the performance of the Guaranteed Obligations, (v) any additional security taken for the Guaranteed Obligations, whether real or personal property, (vi) any foreclosure or other realization on any security for the Guaranteed Obligations, regardless of the effect upon Guarantor’s subrogation, contribution or reimbursement rights against Borrower or any other guarantor, (vii) any additional loans or financial accommodations to Borrower or (viii) the manner or order by which payments are applied to principal, interest or other obligations under the Loan Documents. Without limiting the generality of the foregoing, Guarantor hereby agrees that Guarantor’s liability shall continue even if Administrative Agent or any Lender alters any obligations under the Loan Documents in any respect or Administrative Agent’s or Lenders’ remedies or rights against Borrower are in any way impaired or suspended without Guarantor’s consent.

(b)           Guarantor’s liability under this Guaranty shall continue until all sums due under the Notes have been paid in full and until all Guaranteed Obligations to Administrative Agent and Lenders have been satisfied, and shall not be reduced by virtue of any payment by Borrower of any amount due under the Notes or under any of the Loan Documents or by Administrative Agent’s and Lenders’ recourse to any collateral or security.

(c)           Guarantor represents and warrants to Administrative Agent and Lenders that Guarantor now has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Loan Documents or referred to therein, the value of the assets owned or to be acquired by Borrower, Borrower’s financial status and its ability to pay and perform the Guaranteed Obligations owed to Administrative Agent and Lenders. Guarantor further represents and warrants that Guarantor has reviewed and approved copies of the Loan Documents and is fully informed of the remedies Administrative Agent and Lenders may pursue, with or without notice to Borrower, in the event of default under the Notes or other Loan Documents. So long as any of the Guaranteed Obligations remains unsatisfied or owing to Administrative Agent or Lenders, Guarantor shall keep fully informed as to all aspects of Borrower’s financial condition and the performance of the Guaranteed Obligations.

(d)           Guarantor acknowledges and agrees that Guarantor may be required to perform the Guaranteed Obligations in accordance with the terms hereof notwithstanding the fact that the Loan has fully matured, that the outstanding principal balance thereof is fully due and payable and that Borrower is in default of its obligation to pay the full amount due under the Notes on the maturity thereof.

5.             The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents or other instruments relating to the creation or performance of the Guaranteed Obligations or the pursuit by Administrative Agent or any Lender of any remedies which any now has or may hereafter have with respect thereto under the Loan Documents, at law, in equity or otherwise. Guarantor hereby agrees that Guarantor shall be liable even if Borrower had no liability at the time of execution of any of the Loan Documents or thereafter ceases to be liable, and Guarantor’s liability may be larger in amount and more burdensome than that of Borrower. Guarantor’s liability hereunder shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Loan, whether caused by hazardous substances or otherwise, Administrative Agent’s or any Lender’s failure to perfect a security interest in such security or collateral or any disability or other defense of Borrower or any other guarantor.

6.             Guarantor hereby waives to the extent permitted by law: (i) all notices to Guarantor, to Borrower, or to any other Person, including without limitation notices of the acceptance of this Guaranty or the creation, renewal, extension, modification, accrual of any of the Guaranteed Obligations owed to Administrative Agent and Lenders, enforcement of any right or remedy with respect thereto and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; and (iv) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Administrative Agent and Lenders may enforce this Guaranty upon the occurrence of an event of default under the Notes or the other Loan Documents (as event of default is described therein), notwithstanding the existence of any dispute between Borrower and Administrative Agent or any Lender with respect to the existence of said event of default or performance of the Guaranteed Obligations or any counterclaim, set-off or other claim which Borrower may allege against Administrative Agent or any Lender with respect thereto. Moreover, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

7.             Guarantor agrees that Administrative Agent and Lenders may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral (including, without limitation, pursuant to a judicial or nonjudicial foreclosure) and without the necessity of proceeding against Borrower or any other guarantor. Guarantor hereby waives any right to require Administrative Agent or Lenders to proceed against Borrower, to proceed against any other guarantor, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents, to draw upon any letter of credit issued in connection herewith, or to pursue any other remedy or to enforce any other right.

8.             (a)           Guarantor agrees that nothing contained herein shall prevent Administrative Agent and Lenders from suing on the Notes or from exercising any rights available to them under the Notes or under any of the other Loan Documents and that the exercise of any of the aforesaid rights will not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Administrative Agent and Lenders of certain rights and remedies contained in the Loan Documents (such as a nonjudicial foreclosure) may affect or eliminate Guarantor’s right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, Guarantor hereby authorizes and empowers Administrative Agent to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Administrative Agent and Lenders, since it is the intent and purpose of Guarantor that the obligations hereunder are absolute, independent and unconditional under any and all circumstances. Guarantor expressly waives any defense (which defense, if Guarantor had not given this waiver, Guarantor might otherwise have) to a judgment against Guarantor by reason of a nonjudicial foreclosure sale. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of the real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty.

(b)           Guarantor shall have no right of subrogation against Borrower or against any collateral or security provided for in the Loan Documents and no right of reimbursement or contribution against any other guarantor unless and until all Guaranteed Obligations have been indefeasibly paid and satisfied in full, and Administrative Agent and Lenders have released, transferred or disposed of all of their rights, title and interest in any collateral or security. To the extent the waiver of Guarantor’s rights of subrogation, reimbursement and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, Guarantor further agrees that Guarantor’s rights of subrogation and reimbursement against Borrower and Guarantor’s rights of subrogation against any collateral or security shall be junior and subordinate to any rights Administrative Agent or Lenders may have against Borrower and to all rights, title and interest Administrative Agent or Lenders may have in such collateral or security, and Guarantor’s rights of contribution against any other guarantor shall be junior and subordinate to any rights Administrative Agent or Lenders may have against such other guarantor. Administrative Agent and Lenders may use, sell or dispose of any item of collateral or security as it sees fit without regard to Guarantor’s subrogation and contribution rights, and upon disposition or sale of any item, Guarantor’s rights with respect to such item will terminate. Guarantor understands that Guarantor may record a Request for Notice of Sale pursuant to RCW 61.24.045 and thereby receive notice of any proposed foreclosure of any real property collateral then securing the Guaranteed Obligations. With respect to the foreclosure of any security interest in any personal property collateral then securing the Guaranteed Obligations, Administrative Agent and Lenders agree to give Guarantor five (5) days’ prior written notice, in the manner set forth in Section 11 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.

(c)           Guarantor’s sole right with respect to any such foreclosure of real or personal property collateral shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that Administrative Agent or any Lender may also bid at any such sale and in the event such collateral is sold to Administrative Agent or any Lender in whole or in partial satisfaction of the Guaranteed Obligations (or any portion thereof), Guarantor shall have no further right or interest with respect thereto. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off Administrative Agent and Lenders may have with respect to any cash, cash equivalents, certificates of deposit, letters of credit or the like which may now or hereafter be deposited with Administrative Agent or any Lender by Borrower.

(d)           To the extent any dispute exists at any time between or among Guarantor and any other guarantor of the Guaranteed Obligations as to Guarantor’s or any other guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Administrative Agent and Lenders harmless from and against any loss, damage, claim, demand, cost or any other liability (including, without limitation, reasonable attorneys’ fees and costs) Administrative Agent and Lenders may suffer as a result of such dispute.

(e)           So long as any of the Guaranteed Obligations are owing to Administrative Agent or any Lender, Guarantor shall not, without the prior written consent of Administrative Agent, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such case. Administrative Agent shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any interest on the Guaranteed Obligations which accrues after the commencement of any such proceeding (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Guaranteed Obligations if said proceedings had not been commenced) will be included in the Guaranteed Obligations because it is the intention of the parties that the Guaranteed Obligations should be determined without regard to any rule or law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent and Lenders, or allow the claim of Administrative Agent and Lenders in respect of any such interest accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Administrative Agent (for the benefit of Lenders) Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person by way of dividend, adequate protection payment or otherwise, If all or any portion of the Guaranteed Obligations are paid or performed by Borrower, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Administrative Agent or Lenders as a preference, fraudulent transfer or otherwise in such case irrespective of payment in full of all obligations under the Loan Documents.

9.             (a)           Guarantor represents and warrants that any financial statements, tax returns or other documents of Guarantor heretofore delivered to Administrative Agent are true and correct in all material respects. Such statements were prepared in accordance with generally accepted accounting principles, consistently applied and fairly present the financial position of Guarantor as of the date thereof. Guarantor further represents and warrants that no material adverse change has occurred in Guarantor’s financial position since the date of such statements.

(b)           Guarantor covenants and agrees to provide Administrative Agent with any and all financial information required by Administrative Agent pursuant to the Loan Agreement. Guarantor further covenants and agrees to immediately notify Administrative Agent of any material adverse change in Guarantor’s financial status.

10.          All notices, requests and demands to be made hereunder to the parties hereto must be in writing and given as provided in the notice provisions of the Loan Agreement (at the addresses set forth below).

To Administrative Agent:	Wachovia Bank, National Association
Real Estate Financial Services
Mail Code: CA 6500
1800 Century Park East, Suite 500
Los Angeles, CA 90067
Attn: Real Estate Financial Services
Telephone: (310) 789-8936
Facsimile: (310) 789-8994

To Guarantor:	Kennedy-Wilson, Inc.
KWI Property Fund 1, L.P.
c/o Kennedy-Wilson, Inc.
9601 Wilshire Boulevard, Suite 220 Beverly Hills, California 90210
Attention: Mary Ricks & John Prabhu
	Telephone:	(310) 887-6437
	Facsimile:	(310) 887-6409

11.          Guarantor represents and warrants to Administrative Agent and Lenders as follows:

(a)           No consent of any other Person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of; exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(b)           The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

12.          Guarantor’s performance of a portion, but not all, of the Guaranteed Obligations will in no way limit, affect, modify or abridge Guarantor’s liability for that portion of the Guaranteed Obligations that is not performed. Without in any way limiting the generality of the foregoing, in the event that Administrative Agent or any Lender is awarded a judgment in any suit brought to enforce Guarantor’s covenant to perform a portion of the Guaranteed Obligation, such judgment will in no way be deemed to release Guarantor from its covenant to perform any portion of the Guaranteed Obligation which is .not the subject of such suit.

13.          Guarantor covenants and agrees to furnish to Administrative Agent, with sufficient copies for each Lender which Administrative Agent shall distribute to the Lenders:

(a)           as soon as the same are available, and in any event within ninety (90) days after the end of each fiscal year and sixty (60) days after the end of each interim quarterly accounting period of the subject, a copy of the current financial statements of Guarantor, which shall consist of (a) a balance sheet as of the end of the relevant fiscal period, (b) statements of income and expenses of Guarantor for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), (c) contingent liabilities of Guarantor, and (d) cash flow statements of Guarantor. All such financial statements of Guarantor shall be audited by a certified public accountant satisfactory to Administrative Agent;

(b)           Copies of filed federal income tax returns of Guarantor for each taxable year (with all K-ls and other forms and supporting schedules attached), within thirty (30) days after filing but in any event not later than one hundred twenty (120) days after the close of each such taxable year (subject to extension); and

(c)           Such other information concerning Guarantor, and the assets, business, financial condition, operations, property, prospects, and results of operations of Guarantor, as Administrative Agent reasonably requests from time to time.

14.          Kennedy-Wilson, Inc. shall at all times maintain a combined net worth of at least Fifteen Million Dollars ($15,000,000). KWI Property Fund I, L.P. shall at all times maintain a combined net worth of at least Forty Million Dollars ($40,000,000). As used herein, “net worth” shall mean an amount equal to the gross fair market value of all of the applicable Guarantor’s assets (excluding any value for goodwill, trademarks, patents, copyrights and other similar intangible items), less an amount equal to all of such Guarantor’s liabilities (including guaranties and other contingent liabilities), all as reasonably determined by Administrative Agent.

15.          Kennedy-Wilson, Inc. shall at all times maintain combined unencumbered liquid assets equal to at least Seven Million Five Hundred Thousand Dollars ($7,500,000). KWI Property Fund 1, L.P.

shall at all times maintain combined unencumbered liquid assets equal to at least One Million Dollars ($1,000,000). “Liquid assets” means the following assets of the applicable Guarantor: (i) Cash; (ii) certificates of deposit or time deposits with terms of six (6) months or less; (iii) A-1/P-1 commercial paper with a term of three (3) months or less; (iv) U.S. treasury bills and other obligations of the federal government, all with terms of six (6) months or less; (v) readily marketable securities (excluding “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission); (vi) bankers’ acceptances issued for terms of six (6) months or less by financial institutions; (vii) repurchase agreements with terms of six (6) months or less covering U.S. government securities; and (viii) unfunded capital commitments in such Guarantor.

16.          This Guaranty is solely for the benefit of Administrative Agent and Lenders and is not intended to nor may it be deemed to be for the benefit of any third party, including Borrower.

17.          Guarantor represents and warrants to Administrative Agent and Lenders as follows:

(a)           Kennedy-Wilson, Inc. is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, has the power to own its assets and to transact the business in which it is now engaged and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification.

(b)           KWI Property Fund 1, L.P. is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, has the power to own its assets and to transact the business in which it is now engaged and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification.

(c)           Guarantor has the power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty and all obligations required hereunder. The execution, delivery and performance of this Guaranty will not violate any of the formation or governing documents of Guarantor or of any laws pursuant to which Guarantor has been formed.

18.          Guarantor hereby grants Administrative Agent and Lenders 4 security interest in any personal property of Borrower in which Guarantor hereafter acquires any right, title or interest. Guarantor agrees that such security interest is additional security for the obligations hereby guaranteed. Such security interest is superior to any right of Guarantor in such personal property until all sums due under the Notes or other Loan Documents have been repaid in full and all Guaranteed Obligations have been fully satisfied.

19.          Administrative Agent may assign this Guaranty with any Loan Document, without in any way affecting Guarantor’s liability hereunder. Any married person executing this Guaranty agrees that recourse may be had against community property and separate property for the satisfaction of all obligations hereby guaranteed. This Guaranty shall be binding upon Guarantor, Guarantor’s heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Administrative Agent and Lenders, and their successors, endorsees and assigns. As used herein, the singular includes the plural, and the masculine includes the feminine and neuter and vice versa, if the context so requires.

20.          In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Administrative Agent and Lenders, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

21.          THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WASHINGTON.

22.          Guarantor, Administrative Agent and Lenders hereby voluntarily, knowingly and intentionally WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY in any legal action or proceeding arising under or in connection with this Guaranty or any other Loan Document or concerning the Guaranteed Obligations and/or any collateral therefor or pertaining to any transaction related to or contemplated in any Loan Document, regardless of whether such action or proceeding concerns any contractual or tortious or other claim. Guarantor acknowledges that this waiver of jury trial is a material inducement to Administrative Agent and Lenders entering into the Loan Agreement and to Lenders in extending credit to Borrower, that Administrative Agent and Lenders would not have entered into the Loan Agreement and Lenders would not have extended such credit without this jury trial waiver, and that Guarantor has been represented by an attorney or has had an opportunity to consult with an attorney regarding this Guaranty and understands the legal effect of this jury trial waiver.

23.          Guarantor hereby submits to the jurisdiction of the state and federal courts in the State of Washington and State of California for purposes of any action arising from or growing out of this Guaranty, and further agrees that the venue of any such action may be laid in King County, Washington, or Los Angeles County, California, and that (in addition to any other method provided by law for service of process) service of process in any such action may be made on Guarantor by the delivery of the process to Kent Mouton, Esq., whose present address is 15303 Ventura Boulevard, Suite 1400, Sherman Oaks, California 91403, whom Guarantor hereby appoints as Guarantor’s agent for service of process. Nothing contained in this Guaranty, however, shall be deemed to constitute, or to imply the existence of, any agreement by Administrative Agent or Lenders to bring any such action only in said courts or to restrict in any way any of Administrative Agent’s and Lenders’ remedies or rights to enforce the terms of this Guaranty as, when and where Administrative Agent shall deem appropriate, in its sole discretion.

24.          No provision of this Guaranty may be changed, waived, revoked or amended without Administrative Agent’s prior written consent. Every provision of this Guaranty is intended to be severable. If any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity will not affect the balance of the terms and provisions hereof, which terms and provisions will remain binding and enforceable.

25.          This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and reattached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

26.          No failure or delay on the part of Administrative Agent or Lenders to exercise any power, right or privilege under this Guaranty will impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor will any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

27.          This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature may be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty.

28.          This Guaranty is in addition to all other guaranties of Guarantor and any other guarantors of Borrower’s obligations to Administrative Agent and Lenders.

29.          GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO

REVIEW IT WITH AN ATTORNEY OF GUARANTOR’S CHOICE BEFORE SIGNING IT. GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

30.          When two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them. All of the obligations and liabilities of said guarantors under this Guaranty (and the obligations of other guarantors under any similar or other guaranties of part or all of the Guaranteed Obligations) shall be joint and several. Suit may be brought against said guarantors, jointly and severally, or against any one or more of them (even if less than all), without impairing the rights of Administrative Agent and Lenders against the other or others of said guarantors; and Administrative Agent may settle with any one or more of said guarantors for such sums or sum as it may see fit and/or Administrative Agent may release any of said guarantors from all further liability to Administrative Agent and Lenders for such indebtedness without impairing the right of Administrative Agent and Lenders to demand and collect the balance of such indebtedness from the other or others of said guarantors not so released; but it is agreed among said guarantors themselves, however, that such settlement and release shall in no way impair the rights of said guarantors as among themselves.

[Signatures on Following Page]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

“Guarantor”

KENNEDY-WILSON, INC., a Delaware corporation

By:	/s/ Freeman Lyle
Name:	Freeman Lyle
Title:	EVP-CFO

KWI PROPERTY FUND I, L.P., a Delaware limited partnership,

By:	Kennedy Wilson Property Services, Inc.,
a Delaware corporation,
its sole general partner

	By:	/s/ John Prabhu
	Name:	John Prabhu
	Title:	Vice President